EXHIBIT 99.1
Pacific Energy Development to Host Operational Update Conference Call

Danville, California, September 9, 2013 – Pacific Energy Development  (OTCBB: PEDO) announced today that it will host a conference call and webcast to provide an operational update on Monday, September 16, 2013 at 1:15pm Pacific Time.

Conference call details:

Date:  September 16, 2013 (Monday)

Time: 1:15 p.m. PT / 4:15pm ET

To participate by phone, please dial (877) 312-5443 (U.S. and Canada); +1 (253) 237-1126 (international).  Conference number: 58815931.

To listen to the live audio webcast and submit questions, please visit Pacific Energy Development’s website at www.pacificenergydevelopment.com

Replay:  The webcast will be archived on the Company's website under the Investors page shortly following the call for approximately 30 days.

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (OTCBB:PEDO), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Asia. The Company’s principle assets include its Niobrara asset located in the DJ Basin in Colorado, its Eagle Ford asset in McMullen County, Texas, its North Sugar Valley asset located in Matagorda County, Texas, and the recently acquired Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas. Pacific Energy Development is headquartered in Danville, California, with offices in Houston, Texas and Beijing, China.

Contacts

Pacific Energy Development
Bonnie Tang, 1-855-733-3826 Ext 21 (Media)
PR@pacificenergydevelopment.com

Liviakis Financial Communications, Inc.
John Liviakis, 415-389-4670 (Investor Relations)
john@liviakis.com